UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

GROVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-25526	83-3378978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17129 US Hwy 19 N. Clearwater, FL 33760
(Address of principal executive offices)

(701) 353-5425
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2022, Grove, Inc. (the “Company”) (NASDAQ: GRVI) held its 2022 Annual Meeting of stockholders. The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	For	Against	Abstained	Broker Non-Vote
(1) Mr. Allan Marshall	13,308,515	-	73,459	1,569,005
(2) Mr. Andrew Norstrud	13,308,515	-	73,459	1,569,005
(3) Mr. Gene Salkind	13,308,615	-	73,359	1,569,005
(4) Mr. Thomas Williams	13,217,128	-	164,845	1,569,005
(5) Mr. Lawrence Dugan	13,308,615	-	73,359	1,569,005

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of B F Borges CPA PC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

For	Against	Withheld
14,939,931	8,255	2,792

3. Amendment to the Company’s 2019 Incentive Stock Plan

Stockholders approved an amendment to the Company’s 2019 Incentive Stock Plan to increase the number of shares available for issuance pursuant to awards granted under the Plan from 5,555,556 shares to 10,000,000 shares. The voting results were as follows:

For	Against	Abstained	Broker Non-Vote
13,171,706	206,112	4,155	1,569,005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GROVE, INC.

Date: May 26, 2022	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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